UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Riot Blockchain, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1553387
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401
Castle Rock, CO 80104
(Address of principal executive offices) (Zip Code)

Bioptix, Inc.
2002 Stock Incentive Plan
(Amended and Restated November 30, 2016), as amended
(Full title of the plan)

Christopher Ensey
Interim Chief Executive Officer
202 6th Street, Suite 401
Castle Rock, Colorado 80104
(Name and address of agent for service)

(303) 794-2000
(Telephone number, including area code, of agent for service)

With copies to:
William R. Jackman, Esq.
Rogers Towers, P.A.
1301 Riverplace Boulevard, Suite 1500
Jacksonville, Florida 32207
(904) 398-3911

EXPLANATORY STATEMENT

Riot Blockchain, Inc., a Nevada corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2017, File No. 333-219357 (the “Registration Statement”), with respect to shares of the Company’s common stock, having no par value (the “Common Stock”), thereby registered for offer or sale pursuant to the Company’s 2002 Stock Incentive Plan, as amended, (the “2002 Plan”). A total of 435,857 shares of Common Stock were registered for issuance under the Registration Statement.

The Company has determined to issue no further shares under the 2002 Plan and no further awards will be made under the 2002 Plan. Accordingly, pursuant to the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered that remain unsold at the termination of the offering, the Company is filing the Post-Effective Amendment to remove from registration all shares of Common Stock that remain unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado, on the 12th day of October, 2018.

RIOT BLOCKCHAIN, INC.

By:	/s/ Christopher Ensey
Christopher Ensey
Interim Chief Executive Officer (Principal Executive Officer)

By:	/s/ Robby Chang
Robby Chang
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
The Company and each person whose signature appears below constitute and appoint Christopher Ensey and Robby Chang and each of them individually, as his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Form S-8 Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Christopher Ensey	Interim Chief Executive Officer (Principal Executive Officer)	October 12, 2018
Christopher Ensey

/s/ Robby Chang	Chief Financial Officer (Principal Financial and Accounting Officer)	October 12, 2018
Rob Chang

/s/ Remo Mancini	Director	October 12, 2018
Remo Mancini

/s/ Andrew Kaplan	Director	October 12, 2018
Andrew Kaplan

/s/ Jason Les	Director	October 12, 2018
Jason Les